Exhibit 99.3

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

OF

9/9 3/4% SENIOR NOTES DUE 2014

AND/OR

10% SENIOR SUBORDINATED NOTES DUE 2016

OF

ALERIS INTERNATIONAL, INC.

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2007 (the “Prospectus”) of Aleris International, Inc. (“Aleris”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which constitute Aleris’s offer (the “Exchange Offer”) to exchange (1) up to $600,000,000 principal amount of its new 9/9 3/4% Senior Notes due 2014 (the “Senior Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $600,000,000 principal amount of its issued and outstanding 9/9 3/4% Senior Notes due 2014 (the “Outstanding Senior Notes”) and (2) up to $400,000,000 principal amount of its new 10% Senior Subordinated Notes due 2016 (the “Senior Subordinated Exchange Notes”) (together with the Senior Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for up to $400,000,000 principal amount of its issued and outstanding 10% Senior Subordinated Notes due 2016 (the “Outstanding Senior Subordinated Notes”) (together with the Outstanding Senior Notes, the “Outstanding Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

  $             of 9/9 3/4% Senior Notes due 2014.

  $             of 10% Senior Subordinated Notes due 2016.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert stated amount at maturity of Outstanding Notes to be tendered (if any)):

  $             of 9/9 3/4% Senior Notes due 2014.

  $             of 10% Senior Subordinated Notes due 2016.

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such beneficial owner, (ii) at the commencement of the Exchange Offer neither the undersigned nor, to the knowledge of the undersigned, any such other person receiving Exchange Notes from the undersigned has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) neither the undersigned nor, to the knowledge of the undersigned, any such other person receiving Exchange Notes from the undersigned is an “affiliate” of Aleris or any of the guarantors within the meaning of Rule 405 under the

Securities Act, (iv) if the undersigned is not a broker-dealer neither the undersigned nor any such other person receiving Exchange Notes from the undersigned is engaging in or intends to engage in a distribution of the Exchange Notes and (v) if the undersigned is a broker-dealer (whether or not it is also an “affiliate” of Aleris or any of the guarantors within the meaning of Rule 405 under the Securities Act) the undersigned has acquired the Exchange Notes as a result of market-making activities or other trading activities, and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer). By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date:

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